Exhibit 99.1

Jabil Posts First Quarter Results

St. Petersburg, FL – December 14, 2017. Today Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its first quarter of fiscal year 2018, including first quarter net revenue of $5.6 billion. For the first quarter of fiscal year 2018, U.S. GAAP (as defined below) operating income was $145.8 million and U.S. GAAP diluted earnings per share was $0.35.

First Quarter of Fiscal Year 2018 Highlights:

•	Diversified Manufacturing Services (DMS) revenue growth: 13 percent

•	Electronics Manufacturing Services (EMS) revenue growth: 6 percent

•	Core operating income (Non-GAAP): $227 million

•	Core diluted earnings per share (Non-GAAP): $0.80

“I’m extremely pleased with our first quarter results and a strong start to the year,” said CEO Mark Mondello. “As expected, we saw solid revenue growth across both our DMS and EMS segments, resulting in 15 percent growth, year-on-year, of core earnings per share. The quarter is a great illustration of the strength and diversification across the company,” he added.

Second Quarter of Fiscal Year 2018 Guidance:

•    Net revenue

•    U.S. GAAP operating income

•    U.S. GAAP diluted earnings per share

•    Core operating income (Non-GAAP)

•    Core diluted earnings per share (Non-GAAP)

•    Diversified Manufacturing Services

•    Electronics Manufacturing Services

•    Total company

$4.75 billion to $5.05 billion

$124 million to $169 million

$0.31 to $0.57 per diluted share

$160 million to $200 million

$0.50 to $0.74 per diluted share

Increase revenue 25 percent year-on-year

Increase revenue 1 percent year-on-year

Increase revenue 10 percent year-on-year

“Our second quarter guidance, which suggests ten percent revenue growth and nearly 25 percent core EPS growth year-on-year, is an absolute reflection of the momentum we have in our business today. Moreover, we anticipate the growth to continue in the second half of the fiscal year, resulting in core earnings per share of approximately $2.60 for 2018,” added Mondello.

(U.S. GAAP diluted earnings per share for the second quarter of fiscal year 2018 are currently estimated to include $0.05 per share for amortization of intangibles, $0.09 per share for stock-based compensation expense and related charges and $0.05 to $0.03 per share for restructuring and related charges.)

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges and business interruption and impairment charges, net. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, business interruption and impairment charges, net, impairment on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil reports core operating income, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and diluted earnings per share from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share and additional information in the supplemental information.)

Forward Looking Statements: This news release contains forward-looking statements, including those regarding our anticipated financial results for our first quarter of fiscal year 2018; our guidance for future financial performance in our second quarter of fiscal year 2018 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings per share, core operating income (Non-GAAP), and core diluted earnings per share (Non-GAAP) results and the components thereof, in each case for our second quarter of fiscal year 2018) and full year 2018 (core earnings per share (Non-GAAP)). The statements in this press release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our first quarter of fiscal year 2018 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; reliance on a limited number of suppliers for critical components; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; and our dependence on a limited number of large customers. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2017 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Among other uses, management uses non-GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core basic and diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to existing tax incentives or a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a reduced or 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Company Conference Call Information: Jabil will hold a conference call to discuss its first quarter results today at 4:30 p.m. ET live on the Internet at www.jabil.com. The call will be recorded and archived on the web at www.jabil.com. A taped replay of the conference call will also be available December 14, 2017 at approximately 7:30 p.m. ET through midnight on December 21, 2017. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 2556719. An archived webcast of the conference call will be available at https://investors.jabil.com/.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive design, manufacturing, supply chain and product management services. Operating from over 100 facilities in 29 countries, Jabil delivers innovative, integrated and tailored solutions to customers across a broad range of industries. For more information, visit jabil.com.

Company Contacts:

Beth Walters

Senior Vice President, Investor Relations & Communications

(727) 803-3511

beth_walters@jabil.com

Adam Berry

Senior Director, Investor Relations

(727) 803-5772

adam_berry@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	November 30, 2017 (Unaudited)	August 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$746,258	$1,189,919
Accounts receivable, net	1,534,754	1,397,424
Inventories, net	3,283,215	2,942,083
Prepaid expenses and other current assets	1,357,901	1,097,257

Total current assets	6,922,128	6,626,683
Property, plant and equipment, net	3,289,754	3,228,678
Goodwill and intangible assets, net	931,489	892,780
Deferred income taxes	216,830	205,722
Other assets	159,364	142,132

Total assets	$11,519,565	$11,095,995

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$427,019	$445,498
Accounts payable	4,803,194	4,257,623
Accrued expenses	2,019,511	2,167,472

Total current liabilities	7,249,724	6,870,593
Notes payable, long-term debt and capital lease obligations, less current installments	1,693,433	1,632,592
Other liabilities	75,627	74,237
Income tax liabilities	106,488	100,902
Deferred income taxes	49,601	49,327

Total liabilities	9,174,873	8,727,651

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	256	253
Additional paid-in capital	2,149,173	2,104,203
Retained earnings	1,779,335	1,730,893
Accumulated other comprehensive income	51,484	54,620
Treasury stock, at cost	(1,650,509)	(1,536,455)

Total Jabil Inc. stockholders’ equity	2,329,739	2,353,514
Noncontrolling interests	14,953	14,830

Total equity	2,344,692	2,368,344

Total liabilities and equity	$11,519,565	$11,095,995

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2017	November 30, 2016
Net revenue	$5,585,532	$5,104,898
Cost of revenue	5,116,247	4,673,392

Gross profit	469,285	431,506
Operating expenses:
Selling, general and administrative	293,055	214,052
Research and development	9,109	7,623
Amortization of intangibles	9,979	8,322
Restructuring and related charges	11,388	35,902

Operating income	145,754	165,607
Interest and other, net	38,315	35,069

Income before income tax	107,439	130,538
Income tax expense	43,520	43,837

Net income	63,919	86,701
Net income (loss) attributable to noncontrolling interests, net of tax	124	(1,326)

Net income attributable to Jabil Inc.	$63,795	$88,027

Earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$0.36	$0.48

Diluted	$0.35	$0.47

Weighted average shares outstanding:
Basic	176,936	185,292

Diluted	180,203	187,856

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three months ended
	November 30, 2017	November 30, 2016
Cash flows from operating activities:
Net income	$63,919	$86,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	194,633	188,901
Restructuring and related charges	6,812	12,640
Recognition of stock-based compensation expense and related charges	44,974	(291)
Deferred income taxes	(11,507)	(16,495)
Other, net	3,812	4,421
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(125,627)	(170,932)
Inventories	(320,814)	(32,520)
Prepaid expenses and other current assets	(250,857)	(218,379)
Other assets	(13,549)	(34,987)
Accounts payable, accrued expenses and other liabilities	354,617	332,881

Net cash (used in) provided by operating activities	(53,587)	151,940

Cash flows from investing activities:
Acquisition of property, plant and equipment	(218,617)	(163,866)
Proceeds and advances from sale of property, plant and equipment	20,330	1,472
Cash paid for business and intangible asset acquisitions, net of cash	(95,858)	—
Other, net	(1,067)	(2,033)

Net cash used in investing activities	(295,212)	(164,427)

Cash flows from financing activities:
Borrowings under debt agreements	1,792,000	1,676,000
Payments toward debt agreements	(1,748,599)	(1,685,151)
Payments to acquire treasury stock	(93,309)	(114,165)
Dividends paid to stockholders	(16,231)	(16,059)
Treasury stock minimum tax withholding related to vesting of restricted stock	(20,745)	(9,119)
Other, net	(3,912)	—

Net cash used in financing activities	(90,796)	(148,494)

Effect of exchange rate changes on cash and cash equivalents	(4,066)	(3,663)

Net decrease in cash and cash equivalents	(443,661)	(164,644)
Cash and cash equivalents at beginning of period	1,189,919	912,059

Cash and cash equivalents at end of period	$746,258	$747,415

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended
	November 30, 2017	November 30, 2016
Operating income (U.S. GAAP)	$145,754	$165,607
Amortization of intangibles	9,979	8,322
Stock-based compensation expense and related charges	52,745	(291)
Restructuring and related charges	11,388	35,902
Business interruption and impairment charges, net	7,354	—

Adjustments to operating income	81,466	43,933

Core operating income (Non-GAAP)	$227,220	$209,540

Net income attributable to Jabil Inc. (U.S. GAAP)	$63,795	$88,027
Adjustments to operating income	81,466	43,933
Adjustments for taxes	(717)	(2,325)

Core earnings (Non-GAAP)	$144,544	$129,635

Earnings per share (U.S. GAAP):
Basic	$0.36	$0.48

Diluted	$0.35	$0.47

Core earnings per share (Non-GAAP):
Basic	$0.82	$0.70

Diluted	$0.80	$0.69

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP and Non-GAAP):
Basic	176,936	185,292

Diluted	180,203	187,856